Exhibit 99.1

Contact:	Daniel Foley – Investors	Alberto Lopez – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Harrah’s Nearing Completion of Land Assemblage in Las Vegas

Reaches Agreement to Acquire Barbary Coast

LAS VEGAS – October 2, 2006 – A subsidiary of Harrah’s Entertainment, Inc. (NYSE:HET) today announced it entered into a definitive agreement with a subsidiary of Boyd Gaming Corp. (NYSE:BYD) to exchange certain real estate Harrah’s controls near Boyd’s Stardust site on the Las Vegas Strip for Boyd’s Barbary Coast property, located at the northeast corner of Flamingo Road and Las Vegas Boulevard.  With this acquisition, Harrah’s will have substantially completed its land assemblage goals for Las Vegas

Harrah’s did not disclose additional terms of the agreement, which is subject to certain regulatory approvals.  The expected closing date of this transaction is the end of January 2007, subject to receipt of all necessary governmental approvals

The addition of the Barbary Coast to Harrah’s holdings in the area considerably strengthens the company’s ability to create a destination experience within the Las Vegas market.

“The site we control, some 350 acres, is of unprecedented proportion at one of the most famous intersections in the world,” said Charles L. Atwood, vice chairman of the board for Harrah’s.  “This large site is intended to give us many years of development potential and the flexibility to grow our future earnings without undue interruption of our current earnings stream.  The fact that our total site will have a cost of approximately $13 million per acre on average is strong evidence of our intention to develop this opportunity with a keen eye toward excellent returns on investment.”

Harrah’s now holds or has agreed to acquire a total of nearly 350 acres in Las Vegas encompassing the area between Paris Las Vegas to the south, Harrah’s Las Vegas to the north, Koval Avenue to the east and the Rio to the west.  With its pending acquisitions and the exchange for the Barbary Coast, Harrah’s will have substantially completed its land assemblage project.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries. Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information on Harrah’s is available at its Web site – www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of Harrah’s.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein);  financial community and rating agency perceptions of Harrah’s; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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